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                                                                    EXHIBIT 10.3


                  THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT (the "Third Amendment") is entered into effective as of June 30, 1999 by PRECISION RESPONSE CORPORATION (as "Borrower"), and BANK OF AMERICA, N.A., d/b/a NATIONSBANK, N.A., successor to NATIONSBANK, N.A., as a Bank and as an Agent under that certain Credit Agreement dated March 2, 1998 ("NationsBank").

                              W I T N E S S E T H:

         WHEREAS, that certain Revolving Credit Agreement (the "Credit Agreement") was executed as of March 2, 1998 by Borrower and NationsBank; and

         WHEREAS, the Credit Agreement was modified by First Amendment dated as of June 30, 1998 and by Second Amendment dated as of September 30, 1998; and

         WHEREAS, the parties desire to further modify the Credit Agreement as set forth herein.

         NOW THEREFORE, for good and valuable considerations, the receipt of which is hereby acknowledged, the parties do hereby modify the Credit Agreement as follows:

         1. COMMITMENT AMOUNT. The Amount of Commitment by NationsBank is hereby increased from $25,000,000.00 to $35,000,000.00 for the period of time between the date of this Third Amendment and January 31, 2000, subject to compliance by Borrower with all terms and conditions of the Credit Agreement and subject to the Borrowing Base limitations as to available advances under the Loan. Effective as of February 1, 2000, the Amount of Commitment by NationsBank shall revert to $25,000,000.

         2. DEFINITIONS.

                  a. Commencing as of October 1, 1999, and at all times thereafter, the definitions of "EBIT" and "EBITDA" in Section 1.01 are hereby modified in their entirety to read as follows:

                  "EBIT" means, for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) net income, (ii) interest expense, (iii) taxes on income of the Borrower, and (iv) any extraordinary loss in such period minus (v) any extraordinary gain in such period, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

                  "EBITDA" means, for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) net income, (ii) interest expense, (iii) income tax expense of the Borrower, (iv) amortization expense of the Borrower, (v) depreciation of the Borrower and its Subsidiaries, and (vi) any extraordinary loss in such period minus





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                  (vii) any extraordinary gain in such period, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

                  b. The definition of "Material Subsidiaries" in Section 1.01 is hereby modified in its entirety to read as follows:

                  "MATERIAL SUBSIDIARIES" means, collectively, Precision Relay Services, Inc., a Florida corporation, Precision Response of Colorado, Inc., a Delaware corporation, Precision Response of North America, Inc., a Delaware corporation, PRCNETCARE.COM, Inc., a Delaware corporation, and any other Subsidiary acquired or created after the Agreement Date.

         3. NEGATIVE COVENANTS. Sections 6.03 and 6.04 are hereby modified in their entirety to read as follows:

                  6.03 FIXED CHARGE COVERAGE RATIO. Permit the ratio of (a) the sum of EBITDA for any Four-Quarter Period plus Rents Expense for such Four- Quarter Period to (b) the sum of interest expense for such Four-Quarter Period plus Rents Expense for such Four-Quarter Period plus income tax expense for such Four-Quarter Period plus 20% of Funded Debt (but excluding the Harland Debt) outstanding as of the last day of the applicable Four-Quarter Period plus the current maturities of the Harland Debt to be less than 1.80 to 1.00 as of the last day of each Four-Quarter Period.

                  6.04 CAPITAL EXPENDITURES. Make or become committed to make Capital Expenditures which exceed in the aggregate (on a noncumulative basis, with the effect that amounts not expended in any Fiscal Year may not be carried forward to a subsequent period) Thirty Million Dollars ($30,000,000) in any Fiscal Year.

         4. VISITS AND INSPECTIONS. The following provision is hereby added at the end of Section 7.03(b):

                  The inspections by Agent provided for in this Section 7.03(b) shall include an annual field audit to be performed by Agent at Borrower's expense at such time(s) as Agent shall select.

         5. REAFFIRMATION. Except as expressly modified herein, the Credit Agreement, as previously amended, is hereby reaffirmed in its entirety.

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                            PRECISION  RESPONSE  CORPORATION,
                            as the Borrower


                            By: /s/ Joseph E. Gillis
                               -----------------------------
                            Name: JOSEPH E. GILLIS
                                  ----------------------------------
                            Title: V.P. AND TREASURER
                                  ----------------------------------

                            BANK OF AMERICA, N.A., d/b/a NATIONSBANK,
                            N.A., successor to NATIONSBANK, N.A., as Agent and as a Bank under the Credit Agreement


                            By: /s/ Hans E. Starks
                               -------------------------------------
                            Name:  HANS E. STARKS
                                 -----------------------------------
                            Title: OFFICER
                                  ----------------------------------



























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STATE OF NORTH CAROLINA                     )
                                            )  SS.
COUNTY OF COLDWELL                          )

         The foregoing instrument was acknowledged before me this 30th day of July, 1999 by JOSEPH E. GILLIS, as VICE PRESIDENT + TREASURER of PRECISION RESPONSE CORPORATION, a Florida corporation, who [ ] is personally known to me or [x] has produced D.R. LIC. #G420-485-57-098-0 (FLORIDA) as identification.



                                                (Seal)

                                  /s/   DONNA H. PERRY
                                  -----------------------------------------
                                  Notary Public
                                  Print  Name:      Donna H. Perry
                                              -----------------------------
                                  My commission expires: 3/16/2004








STATE OF NORTH CAROLINA                     )
                                            )  SS.
COUNTY OF COLDWELL                          )

         The foregoing instrument was acknowledged before me this 30th day of July, 1999 by HANS E. STARKS, as OFFICER of BANK OF AMERICA, N.A., d/b/a NATIONSBANK, N.A., successor to NATIONSBANK, N.A., who [ ] is personally known to me or [x] has produced N.C. D.L. # 23817436 as identification.

                                                (Seal)

                                  /s/   DONNA H. PERRY
                                  -----------------------------------------
                                  Notary Public
                                  Print  Name:      Donna H. Perry
                                              -----------------------------
                                  My commission expires: 3/16/2004











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